Exhibit 99.1

CareFusion News – Q1 FY11 Results

3750 Torrey View Ct

San Diego, CA 92130

www.CareFusion.com

FOR IMMEDIATE RELEASE

Contacts:

Media: Jim Mazzola (858) 617-1203 jim.mazzola@carefusion.com	Investors: Carol Cox (858) 617-2020 carol.cox@carefusion.com

CAREFUSION REPORTS FIRST QUARTER FISCAL 2011 RESULTS; REAFFIRMS

FISCAL 2011 FINANCIAL GUIDANCE

SAN DIEGO, Nov. 2, 2010 – CareFusion Corp. (NYSE: CFN), a leading, global medical device company, today reported results for the three months ended Sept. 30, 2010.

“Our adjusted EPS results for the first quarter were in line with our expectations, and highlighted a strong quarter for our Infusion, Dispensing, Infection Prevention and Medical Specialties businesses,” said David Schlotterbeck, chairman and CEO of CareFusion. “In the first quarter we essentially overcame $60 million in prior year benefits from sales related to H1N1 and our Alaris® System ship hold release, despite lower than expected Respiratory revenue.

“Today, we are reaffirming our full-year adjusted diluted earnings per share guidance of $1.58 to $1.68, an increase of 11 to 18 percent over fiscal 2010, and revenue growth of mid single digits on a reported basis.”

First Quarter Results

CareFusion’s reported results compare to the three month period ended Sept. 30, 2009.

The company reported revenue for the first quarter of fiscal 2011 of $908 million, compared to $923 million in the first quarter of fiscal 2010, a decrease of 2 percent on a reported basis or less than 1 percent on a constant currency basis after adjusting for a $7 million unfavorable foreign currency impact. The year-over-year decline was driven primarily by lower sales in the company’s International Surgical Products and Respiratory businesses.

Operating income decreased to $82 million from $117 million. Excluding nonrecurring items, adjusted operating income for the first quarter decreased to $122 million from $134 million.

Operating expenses, including selling, general and administrative (SG&A), research and development (R&D) and restructuring and acquisition integration charges in the first quarter totaled $358 million, or 39 percent of total revenue. Excluding nonrecurring items, adjusted operating expenses in the first quarter totaled $318 million, or 35 percent of total revenue. Adjusted SG&A expenses were $278 million and R&D investments totaled $40 million.

CareFusion News – Q1 FY11 Results

The company reported net income in the first quarter of $38 million, or $0.17 per diluted share. Adjusted net income was $67 million, or $0.30 per diluted share, and the adjusted tax rate was 31.7 percent for the first quarter.

Summary of Segment Results

Critical Care Technologies

Revenue for the Critical Care Technologies segment totaled $617 million, and was flat on a reported basis and increased 1 percent on a constant currency basis compared to the prior year period. Segment revenues in the quarter were driven by an increase in the company’s Infusion product sales, which included core Infusion growth and a contribution from the company’s May 2010 acquisition of Medegen. The increase in Infusion sales was primarily offset by decreases in the company’s Respiratory product line revenues. Respiratory sales were negatively impacted by a weak post H1N1 environment that drove lower capital and consumable sales both in the U.S. and internationally as declines in hospital admissions and a lighter flu season drove softer demand and utilization than expected.

Segment profit decreased 30 percent to $71 million. Adjusted segment profit decreased 11 percent to $100 million, primarily due to strong Infusion and Respiratory results in the first quarter of fiscal 2010, which had benefited from an increase in Infusion revenues and earnings following the release of the ship hold on our Alaris® System in July 2009 and increased Respiratory revenues and earnings related to H1N1.

Medical Technologies and Services

Revenue for the Medical Technologies and Services segment decreased 5 percent to $291 million, or a 3 percent decrease on a constant currency basis, driven by decreased sales in the company’s International Surgical Products business, which was negatively impacted by foreign currency rates during the current year quarter, and the loss of revenue from the company’s Research Services business that was divested in May 2010. Partially offsetting this decline were increased sales from the company’s Infection Prevention and Medical Specialties businesses.

Segment profit decreased 31 percent to $11 million. Adjusted segment profit was flat at $22 million, based on growth in the company’s Infection Prevention business, which offset the year-over-year decline in currency and the loss of income from the Research Services divestiture.

Adjusted operating expenses, adjusted SG&A expenses, adjusted operating income, adjusted net income, adjusted diluted earnings per share and adjusted segment profit are non-GAAP financial measures and exclude restructuring and acquisition integration charges, nonrecurring spinoff related costs, nonrecurring tax items and discontinued operations. A reconciliation of GAAP to non-GAAP financial measures is included later in this news release.

Fiscal 2011 Outlook

The company today reaffirmed its fiscal 2011 guidance of adjusted diluted earnings per share in the range of $1.58 to $1.68 and revenue growth of mid single digits over fiscal 2010 revenues of $3.9 billion. The company continues to expect approximately 60 percent of earnings to come in the second half of fiscal 2011.

CareFusion News – Q1 FY11 Results

The guidance is based on an assumed diluted weighted average outstanding share count of approximately 225 million.

Conference Call

CareFusion will host a conference call today at 8 a.m. EDT to discuss earnings results for the first quarter fiscal 2011.

To access the call and corresponding slide presentation, visit the Investor Relations page at www.carefusion.com. Log on at least 15 minutes before the call begins to register and download or install any necessary audio software.

Investors and other interested parties may also access the call by dialing (800) 259-0251 within the U.S. or (617) 614-3671 from outside the U.S., and use the access code 51516225. A replay of the conference call will be available from 11 a.m. EDT on Nov. 2 through 11:59 p.m. EDT on Nov. 9 and can be accessed by dialing (888) 286-8010 in the U.S. or (617) 801-6888 Internationally and using the access code 20505011.

About CareFusion Corporation

CareFusion (NYSE: CFN) is a global corporation serving the health care industry with products and services that help hospitals measurably improve patient care. The company develops market-leading technologies including Alaris® IV pumps, Pyxis® automated dispensing and patient identification systems, AirLife™, AVEA® and LTV® series of ventilators and respiratory products, ChloraPrep® skin prep products, MedMined™ services for infection surveillance, V. Mueller® and Snowden-Pencer® surgical instruments and NeuroCare diagnostic products. CareFusion employs more than 15,000 people across its global operations. More information may be found at www.carefusion.com.

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Use of Non-GAAP Financial Measures by CareFusion Corporation

This CareFusion news release presents the non-GAAP financial measures “adjusted operating expenses”, “adjusted SG&A expenses”, “adjusted operating income”, “adjusted net income”, “adjusted diluted earnings per share” and “adjusted segment profit”. The most directly comparable measure for these non-GAAP financial measures are operating expenses, SG&A expenses, operating income, net income, diluted earnings per share and segment profit. The company has included below unaudited adjusted financial information for the quarter ended Sept. 30, 2010 and 2009, which present the company’s results of operations after excluding restructuring and acquisition integration charges, nonrecurring spinoff related costs, nonrecurring tax items and discontinued operations.

In addition, CareFusion presents the non-GAAP financial measure “adjusted diluted earnings per share” on a forward-looking basis. The most directly comparable forward-looking GAAP measure for the company is diluted earnings per share. CareFusion is unable to provide a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable forward-looking GAAP measure, because the company cannot reliably forecast restructuring and acquisition integration costs, and other nonrecurring costs. Please note that the unavailable reconciling items could significantly impact CareFusion’s future financial results. A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding CareFusion’s financial condition and results of operations is included as Exhibit 99.3 to CareFusion’s report on Form 8-K filed with the Securities and Exchange Commission on Nov. 2, 2010.

CareFusion News – Q1 FY11 Results

Cautions Concerning Forward-looking Statements

The CareFusion news release and the information contained herein contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. The matters discussed in these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in CareFusion’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: we may be unable to effectively enhance our existing products or introduce and market new products or may fail to keep pace with advances in technology; we are subject to complex and costly regulation; cost containment efforts of our customers, purchasing groups, third-party payers and governmental organizations could adversely affect our sales and profitability; current economic conditions have and may continue to adversely affect our results of operations and financial condition; we may be unable to realize any benefit from our cost reduction and restructuring efforts and our profitability may be hurt or our business otherwise might be adversely affected; we may be unable to protect our intellectual property rights or may infringe on the intellectual property rights of others; defects or failures associated with our products and/or our quality system could lead to the filing of adverse event reports, recalls or safety alerts and negative publicity and could subject us to regulatory actions; we are currently operating under an amended consent decree with the FDA and our failure to comply with the requirements of the amended consent decree may have an adverse effect on our business; and our success depends on our key personnel, and the loss of key personnel or the transition of key personnel, including our Chief Executive Officer, could disrupt our business. The CareFusion news release and the information contained herein reflect management’s views as of Nov. 2, 2010. Except to the limited extent required by applicable law, CareFusion undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CareFusion News – Q1 FY11 Results

CAREFUSION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Quarter Ended September 30,
(in millions, except per share amounts)	2010	2009
Revenue	$908	$923
Cost of Products Sold	468	472

Gross Margin	440	451

Selling, General and Administrative Expenses	295	297
Research and Development Expenses	40	36
Restructuring and Acquisition Integration Charges	23	1

Operating Income	82	117

Interest Expense and Other, Net	24	42

Income Before Income Taxes	58	75
Provision for Income Taxes	20	20

Income from Continuing Operations	38	55
Income from Discontinued Operations, Net of Tax	—	26

Net Income	$38	$81

Per Share Amounts: [1]

Basic Earnings per Common Share:
Continuing Operations	$0.17	$0.25
Discontinued Operations	$—	$0.12
Basic Earnings per Common Share	$0.17	$0.37

Diluted Earnings per Common Share:
Continuing Operations	$0.17	$0.25
Discontinued Operations	$—	$0.12
Diluted Earnings per Common Share	$0.17	$0.37

Weighted-Average Number of Shares Outstanding:
Basic	222.1	220.6
Diluted	223.9	221.2

[1]	Earnings per share calculations are performed separately for each component presented. Therefore, the sum of the per share components from the table may not equal the per share amount presented.

CareFusion News – Q1 FY11 Results

CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Quarter Ended September 30, 2010
(in millions, except per share amounts)	GAAP	Nonrecurring Items [1]	Adjusted [2]
Revenue [3]	$908	$—	$908
Cost of Products Sold	468	—	468

Gross Margin	440	—	440

Selling, General and Administrative Expenses	295	(17)	278
Research and Development Expenses	40	—	40
Restructuring and Acquisition Integration Charges	23	(23)	—

Operating Income	82	40	122

Interest Expense and Other, Net	24	—	24

Income Before Income Taxes	58	40	98
Provision for Income Taxes	20	11	31

Net Income	$38	$29	$67

Per Share Amounts: [4]
Basic Earnings per Common Share	$0.17	$0.13	$0.30
Diluted Earnings per Common Share	$0.17	$0.13	$0.30

Weighted-Average Number of Shares Outstanding:
Basic	222.1	222.1	222.1
Diluted	223.9	223.9	223.9

Effective Tax Rate	33.9%	28.5%	31.7%

[1]	Reflects nonrecurring charges primarily related to the spinoff ($17 million), nonrecurring restructuring and acquisition integration charges, and nonrecurring tax items.
[2]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.
[3]	Revenues decreased $15 million for the quarter ended September 30, 2010 compared to 2009, or an $8 million decrease on a constant currency basis.
[4]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

CareFusion News – Q1 FY11 Results

CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Quarter Ended September 30, 2009
(in millions, except per share amounts)	GAAP	Discontinued Operations [1]	Nonrecurring Items [2]	Adjusted [3]
Revenue	$923	$—	$—	$923
Cost of Products Sold	472	—	—	472

Gross Margin	451	—	—	451

Selling, General and Administrative Expenses	297	—	(16)	281
Research and Development Expenses	36	—	—	36
Restructuring and Acquisition Integration Charges	1	—	(1)	—

Operating Income	117	—	17	134

Interest Expense and Other, Net	42	—	(22)	20

Income Before Income Taxes	75	—	39	114
Provision for Income Taxes	20	—	7	27

Income from Continuing Operations	55	—	32	87
Income from Discontinued Operations, Net of Tax	26	(26)	—	—

Net Income	$81	$(26)	$32	$87

Per Share Amounts: [4]
Basic Earnings per Common Share	$0.37	$(0.12)	$0.14	$0.39
Diluted Earnings per Common Share	$0.37	$(0.12)	$0.14	$0.39

Weighted-Average Number of Shares Outstanding:
Basic	220.6	220.6	220.6	220.6
Diluted	221.2	221.2	221.2	221.2

Effective Tax Rate	27.0%	n/a	17.9%	24.3%

[1]

Reflects impact of (a) removing certain businesses that manufacture and sell surgical and exam gloves, surgical drapes and apparel and fluid management products in the U.S. market that were previously part of the Clinical and Medical Products segment of Cardinal Health and were retained by Cardinal Health upon the spinoff and (b) the divestiture of the company’s audiology business.

[2]

Reflects nonrecurring charges primarily related to the spinoff ($16 million), nonrecurring restructuring and acquisition integration charges, nonrecurring charges related to the bridge loan entered into in connection with the spinoff ($22 million), and nonrecurring tax items.

[3]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.
[4]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

CareFusion News – Q1 FY11 Results

CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Quarter Ended September 30, 2010
(in millions)	GAAP	Nonrecurring Items [1]	Adjusted [2]
Critical Care Technologies
Revenue	$617	$—	$617
Operating Income	71	29	100

Medical Technologies and Services
Revenue	$291	$—	$291
Operating Income	11	11	22

	Quarter Ended September 30, 2009
(in millions)	GAAP	Nonrecurring Items [1]	Adjusted [2]
Critical Care Technologies
Revenue	$617	$—	$617
Operating Income	101	11	112

Medical Technologies and Services
Revenue	$306	$—	$306
Operating Income	16	6	22

[1]	Reflects nonrecurring charges primarily related to the spinoff and nonrecurring restructuring and acquisition integration charges.
[2]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.